UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 18, 2006
______________

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
______________

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

Newfield Exploration Company’s Chairman, President and CEO, David A. Trice, made the following comments regarding Newfield’s capital spending plans at today’s Goldman Sach’s Energy Conference in New York:

•	Newfield expects that its 2006 capital budget will be a record $1.9 billion. This is a preliminary number and is subject to approval by the Company’s board of directors in early February 2006.

•
The total includes $1.6 billion for new capital projects, $180 million for hurricane repairs in the Gulf of Mexico(1) and $105 million for capitalized interest and overhead. Newfield estimates that service cost inflation will equate to approximately 12% in 2006.

•	Newfield invested approximately $1.1 billion in 2005. The 2005 total included about $1 billion for capital projects and $95 million for capitalized interest and overhead.

•	Categories of major expenditures for 2006 include the following:

o	$1.0 billion for development drilling and recompletions;
o	$350 million for exploration;
o	$205 million for construction projects

•	Newfield plans to invest $440 million in the Mid-Continent, with increased drilling planned in the Woodford Shale Play. The Mid-Continent region represents the largest investment area.

•
Newfield plans to invest $375 million in new projects in the Gulf of Mexico. This includes $250 million in shallow water programs, $110 million in deepwater and $15 million in Treasure Island (ultra-deep exploration in shallow water).

•	Newfield plans to invest $350 million in its onshore Gulf Coast division. Major investment areas include the recent ExxonMobil JV in South Texas, the Val Verde Basin and the Frio/Vicksburg trend.

•
International investments increase significantly to $300 million. More than half will be invested to develop the Grove field discovery in the U.K. North Sea and approximately $110 million will be invested offshore Malaysia.

•	Expenditures in the Rocky Mountains are estimated at $155 million, with most of the expenditures earmarked for continued development of the Monument Butte Field in the Uinta Basin of Utah.

(1)
Insurance property damage proceeds are estimated to be about $128 million. The remaining repair costs of approximately $52 million are expected to be offset by proceeds from business interruption insurance.

The statements set forth in this report regarding estimated capital expenditures, drilling plan and capital projects are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties including the availability of drilling rigs and other support services, drilling results, oil and gas prices, the prices of goods and services, delays in the construction of infrastructure, delays in obtaining governmental approvals, the availability of capital resources, labor conditions and other factors set forth in Newfield’s Annual Report on Form 10-K for the year ended December 31, 2004. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: January 18, 2006	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

3